Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

NISOURCE ENERGY PARTNERS, L.P.

This Certificate of Limited Partnership, dated December 5, 2007, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.         Name. The name of the limited partnership is “NiSource Energy Partners, L.P.”

2.         Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

3.         General Partner. The name and the business, residence or mailing address of the general partner are:

NiSource GP, LLC

801 East 86th Avenue

Merrillville, Indiana 46410

EXECUTED as of the date written first above.

NiSource GP, LLC, its General Partner By: Columbia Energy Group, its sole member

By:	/s/ Gary W. Pottorff Gary W. Pottorff
Authorized Person